                                                                    Exhibit 99.1

                         FORM 5 JOINT FILER INFORMATION

Names of Joint Filers:

W Capital Partners III, L.P.

WCP GP III, L.P.

WCP GP III, LLC

Address of Joint Filers:

c/o W Capital Partners

400 Park Avenue, Suite 910

New York, NY 10022

Designated Filer:

W Capital Partners III, L.P.

Issuer and Ticker Symbol:

MINDBODY, Inc. [MB]

Date of Event:

December 17, 2015

Signatures of Joint Filers:

W Capital Partners III, L.P.

 By: WCP GP III, L.P.
     Its sole general partner

 By: WCP GP III, LLC
     Its sole general partner

  By: /s/ David Wachter
      -----------------
      Managing Member

WCP GP III, L.P.

 By: WCP GP III, LLC
     Its sole general partner

  By: /s/ David Wachter
      -----------------
      Managing Member

WCP GP III, LLC

  By: /s/ David Wachter
      -----------------
      Managing Member